SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                        Pursuant to Section13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: January 6, 2005
                        (Date of Earliest Event Reported)


         YTB International, Inc. (formerly REZconnect Technologies, Inc.)
              Exact name of Registrant as specified in its charter)


New York                             0-18412                     11-2602120
--------                             -------                     ----------
(State or other                    (Commission                    (IRS Employer
Jurisdiction of                    File Number)                  Identification
Incorporation)                                                          Number)


560 Sylvan Avenue, Englewood Cliffs, New Jersey                 07632
------------------------------------------------------          -----
(Address of  Principal Executive Offices)                     (Zip Code)


                                 (201) 567-8500
                                 --------------
               (Registrant's Telephone Number Including Area Code)


                          REZconnect Technologies, Inc.
                          -----------------------------
          (Former name or former address if changed since last report)

Items ____  5.03(Amendments  to Articles of  Incorporation  or Bylaws) and _____
8.01 (Other Events): REZconnect Technologies, Inc., into which YourTravelBiz.com, Inc. had previously been merged, has reincorporated in Delaware, changed the name of the company to YTB International, Inc. and now has YTBL as its new trading symbol.

On August 26, September 17, November 19 and December 14, 2004, Registrant has filed Forms 8-K to reflect the various stages of a restructuring and associated merger between Registrant and YourTravelBiz.com, Inc., a private direct sales travel business ("YTB"). More specifically, Registrant ([otcbb]: REZT) merged with YTB on December 8, 2004, Registrant becoming the surviving entity. Effective January 4, 2005, as required under their associated merger agreement executed September 17, 2004 and amended November 19, 2004, the merged REZconnect Technologies, Inc., a New York corporation, reincorporated in Delaware, changed its name to YTB International, Inc. and increased its authorized common shares to 50,000,000, the preferred remaining at 5,000,000 authorized.

         Registrant's new stock symbol [otcbb] is YTBL. Registrant will have three (3) Delaware subsidiaries: YourTravelBiz.com, Inc.; YTB Travel Network, Inc.; and REZconnect Technologies, Inc. The release prepared and distributed by Registrant outlining management's rationale is attached, as are copies of the Delaware Certificate of Incorporation, Delaware Certificate of Ownership and Merger, New York Certificate of Merger and associated Bylaws.

         Related filings will follow shortly with the SEC.


EXHIBITS (Numbering as Assigned by Regulation S-K, Item 601):


2.1(a):  DELAWARE CERTIFICATE OF OWNERSHIP AND MERGER

2.1(b):  NEW YORK CERTIFICATE OF MERGER

3.1(a):  DELAWARE CERTIFICATE OF INCORPORATION

3.2(b):  AMENDED BY-LAWS OF THE COMPANY

99:      PRESS RELEASE

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      YTB International, Inc.
                                      (formerly  REZconnect Technologies, Inc.)



                                      /s/ Michael Y. Brent
                                      ------------------------------------------
                                      Michael Y. Brent, CEO
                                      Dated: January 7, 2005